EXHIBIT 23.9


         [LETTERHEAD OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP]



                                             September 28, 2000

CoreComm Limited
110 East 59th Street, 26th Floor
New York, New York 10022
(212) 906-8440

Ladies and Gentlemen,

We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus that is incorporated by reference into CoreComm Limited's registration statement on Form S-8, registering the issuance, under the CoreComm Limited 1998 Stock Option Plan, the CoreComm Limited 1999 Stock Option Plan, the CoreComm Limited 2000 Special ATX Stock Option Plan and the CoreComm Limited 2000 Special Voyager Stock Option Plan, of shares of CoreComm Limited's common stock, par value $0.01 per share, and the associated rights to purchase CoreComm Limited's Series C Junior Participating Preferred Stock, par value $0.01 per share. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations thereunder.

                                             Very truly yours,



                         /s/ Klehr, Harrison, Harvey, Branzburg & Ellers LLP

                         KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP